UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Great Panther Mining Limited
(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1330 200 Granville Street, Vancouver, BC Canada	V6C 1S4
(Address of principal executive offices)	(Zip Code)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-66806

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common shares, no par value	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: _______ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

This Amendment No. 1 amends the information set forth in Item 1 of the Registration Statement on Form 8-A (File No. 001-35043) (the "Registration Statement") filed with the Commission on January 20, 2011 by Great Panther Mining Limited (the "Company").

Item 1. Description of Registrant's Securities to be Registered.

Item 1 of the Registration Statement is hereby amended by adding the following text:

Pursuant to a consolidation of the Company's common shares, effective 9:00 a.m. (New York time) on July 21, 2022, each ten common shares issued and outstanding immediately prior to 9:00 a.m. (New York time) on July 21, 2022, were automatically reclassified, without any action of the holder thereof, into one common share. Fractional interests of 0.5 or greater will be rounded up to the nearest whole number of shares and fractional interests of less than 0.5 will be rounded down to the nearest whole number of shares, in accordance with the Business Corporations Act (British Columbia).

Item 2. Exhibits.

None

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GREAT PANTHER MINING LTD.

Date: July 21, 2022	By:	/s/ Alan Hair
Alan Hair
Interim CEO

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